Exhibit 77(i)

Item 77(i): Terms of new or amended securities

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
LORD ABBETT MID-CAP VALUE FUND, INC.

An Articles Supplementary to Articles of Incorporation of Lord Abbett Mid-Cap Value Fund, Inc. (the “Corporation”), executed on August 30, 2007, with an effective date of September 28, 2007, is hereby incorporated by reference to the Post-Effective Amendment No. 32 to the Corporation’s Registration Statement filed on September 13, 2007. The Amendment redesignated Class Y shares as Class I shares for the Fund.

Item 77(i): Terms of new or amended securities

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
LORD ABBETT MID-CAP VALUE FUND, INC.

An Articles Supplementary to Articles of Incorporation of Lord Abbett Mid-Cap Value Fund, Inc. (the “Corporation”), executed on July 31, 2007, with an effective date of August 10, 2007, is hereby incorporated by reference to the Post-Effective Amendment No. 32 to the Corporation’s Registration Statement filed on September 13, 2007. The Amendment increased the number of share of capital stock for the Corporation. In addition the amendment authorized three new classes of shares designated as Class F, Class R2 and Class R3 to the Corporation.